Exhibit 99.1

NORTH PITTSBURGH SYSTEMS, INC.

4008 GIBSONIA ROAD

GIBSONIA, PA 15044-9311

Contact: Allen P. Kimble	Phone: (724) 443-9575	Fax: (724) 443-9431

NORTH PITTSBURGH SYSTEMS, INC.

REPORTS QUARTERLY DIVIDEND DECLARATION

May 21, 2007, Gibsonia, Pennsylvania – North Pittsburgh Systems, Inc. (NASDAQ:NPSI) announced that a common stock quarterly dividend of $.20 per share is payable on July 13, 2007 to shareholders of record on July 2, 2007. North Pittsburgh Systems, Inc. has total assets of $160 million and operates an integrated high-technology telecommunications business in Western Pennsylvania providing competitive and local exchange services, long distance and Internet services through its subsidiaries, North Pittsburgh Telephone Company, Penn Telecom, Inc. and Pinnatech, Inc. (d/b/a Nauticom).